EXHIBIT 2(A)---------Amendment to Schedules A & B of Acquisition Agreement,
                     Stock for Stock

                                   Schedule A
                              LGA Shares Owned and
                  Tenet Shares to Be Issued to LGA Shareholders
                                                                                        Number of Tenet
                                                                                          Shares (All
                                                                  Shares to Be Held       Amounts Are
                                                                  Upon Conversions      Rounded to Next
Name of LGA Shareholder                   Number of LGA Shares         of Debt         Highest Full Share)
---------------------------------------- ----------------------- -------------------- --------------------
Marty & Sara Williams, JTWROS                               723               127.18            1,834,160
---------------------------------------- ----------------------- -------------------- --------------------
Matthew Drabczyk                                            120                    0              258,886
---------------------------------------- ----------------------- -------------------- --------------------
Donald Doty                                                  28                    0               60,407
---------------------------------------- ----------------------- -------------------- --------------------
Jeffrey Herm                                                 60                    0              129,443
---------------------------------------- ----------------------- -------------------- --------------------
Richard Voelker                                              30                    0               64,722
---------------------------------------- ----------------------- -------------------- --------------------
Floyd Murray                                                386               113.75            1,078,150
---------------------------------------- ----------------------- -------------------- --------------------
Matthew Tynan                                               130                82.38              458,185
---------------------------------------- ----------------------- -------------------- --------------------
Rebecca L. O'Rourke                                          25                    0               53,935
---------------------------------------- ----------------------- -------------------- --------------------
Thomas W. Schneider                                          25                    0               53,935
---------------------------------------- ----------------------- -------------------- --------------------
Marjorie Jane Paul Gary A. Paul JTWROS                       60                15.30              162,451
---------------------------------------- ----------------------- -------------------- --------------------
Philip Bowers                                                40                    0               86,296
---------------------------------------- ----------------------- -------------------- --------------------
Eric Nickerson                                               15                    0               32,361
---------------------------------------- ----------------------- -------------------- --------------------
Third Century, II                                             0               673.32            1,452,607
---------------------------------------- ----------------------- -------------------- --------------------
Roger & Beth Schroeder JTWROS                                17                    0               36,676
---------------------------------------- ----------------------- -------------------- --------------------
Subtotal
---------------------------------------- ----------------------- -------------------- --------------------
TOTAL
---------------------------------------- ----------------------- -------------------- --------------------
PERCENTAGE
---------------------------------------- ----------------------- -------------------- --------------------


                                   Schedule B
               LGA Schedule of Options, Warrants, or Other Rights
                Calling for the Issuance of, Any Share of Capital
               Stock of LGA, or Any Security or Other Instruments
            Convertible Into or Exchangeable for Capital Stock of LGA


                                                                        Number of Tenet
                            Number of LGA                                Share Options
                            Shares (All                                 (All Amounts Are
                            Outstanding                      LGA         Rounded to Next     Tenet
                            Options Are      Expiration     Exercise      Highest Full      Exercise
Name of LGA Option Holder  Fully Vested)        Date         Price           Share)          Price
-------------------------- --------------- --------------- ----------- ------------------ ------------
Marty Williams                         90       3/31/2006      $1,500            194,165         0.70
-------------------------- --------------- --------------- ----------- ------------------ ------------
Sara Williams                          90       3/31/2006      $1,500            194,165         0.70
-------------------------- --------------- --------------- ----------- ------------------ ------------
Matthew Drabczyk                       90       3/31/2006      $1,500            194,165         0.70
-------------------------- --------------- --------------- ----------- ------------------ ------------
Donald Doty                            75        1/1/2007      $1,500            161,804         0.70
-------------------------- --------------- --------------- ----------- ------------------ ------------
Jeffrey Herm                           45       3/31/2006      $1,500             97,083         0.70
-------------------------- --------------- --------------- ----------- ------------------ ------------
Glenn Webb                             20       8/31/2006      $1,500             43,148         0.70
-------------------------- --------------- --------------- ----------- ------------------ ------------
Matthew Tynan                          14       3/17/2008      $1,500             30,204         0.70
-------------------------- --------------- --------------- ----------- ------------------ ------------
Floyd Murray                           20        1/3/2008      $1,500             43,148         0.70
-------------------------- --------------- --------------- ----------- ------------------ ------------
Floyd Murray                          110      10/29/2008      $1,500            237,312         0.70
-------------------------- --------------- --------------- ----------- ------------------ ------------
Third Century II                       20       8/31/2005      $1,500             43,148         0.70
-------------------------- --------------- --------------- ----------- ------------------ ------------
Third Century II                      100        1/5/2006      $1,500            215,738         0.70
-------------------------- --------------- --------------- ----------- ------------------ ------------
Cambridge                              25       9/10/2007      $1,500             53,935         0.70
Communications, Inc.
-------------------------- --------------- --------------- ----------- ------------------ ------------
TOTAL
-------------------------- --------------- --------------- ----------- ------------------ ------------